Exhibit 99.1
PRESS RELEASE

Investor Relations Contact:	Media Relations Contact:
Michelle Spolver	Katie Beck
408-721-5884	650-314-8705
michelle.spolver@forescout.com	katie.beck@forescout.com

ForeScout Technologies Reports Third Quarter 2017 Financial Results

•	Robust customer demand drives revenue growth of 32% year over year

•	Effective sales execution and expense management drives improvement in GAAP and non-GAAP operating loss

•	Strong collections drives positive free cash flow

SAN JOSE, Calif., December 7, 2017 – ForeScout Technologies, Inc. (NASDAQ:FSCT), a leading Internet of Things (IoT) security company, today announced results for the third quarter of fiscal year 2017, ended September 30, 2017.

“We are pleased with our strong third quarter results, highlighted by revenue growth of 32% year-over-year. This validates the robust demand for ForeScout’s differentiated solutions and the growing mindshare and wallet share for visibility and control of networked-connected devices,” said Michael DeCesare, CEO and President, ForeScout Technologies. “During the third quarter, we added nearly 100 new customers, including several Global 2000 companies, expanded partnerships, and delivered innovation that strengthens both our near and long-term market opportunity.”

Third Quarter 2017 Financial Highlights

•	Revenue: Total revenue was $64.4 million, an increase of 32% over the third quarter of 2016.

o	Product revenue was $39.2 million, an increase of 27% over the third quarter of 2016

o	Maintenance and Professional Services revenue was $25.2 million, an increase of 40% over the third quarter of 2016

•
Gross Profit: GAAP gross profit was $48.5 million, or 75.3% of total revenue, compared to $35.2 million in the third quarter of 2016, or 72.3% of total revenue. Non-GAAP gross profit was $48.8 million, or 75.8% of total revenue, compared to $35.6 million in the third quarter of 2016, or 72.9% of total revenue.

•
Operating Loss: GAAP operating loss was $6.6 million, or 10.3% of total revenue, compared to $17.0 million in the third quarter of 2016, or 34.9% of total revenue. Non-GAAP operating loss was $2.7 million or 4.2% of total revenue, compared to $13.2 million in the third quarter of 2016, or 27.1% of total revenue.

•	Net Loss Per Share: GAAP net loss per share was $1.17, compared to $3.18 in the third quarter of 2016. Non-GAAP net loss per share was $0.53, compared to $2.48 in the third quarter of 2016.

•
Cash Flow: Net cash provided by operating activities was $2.3 million, compared to net cash used in operating activities of $20.4 million in the third quarter of 2016. Free cash flow was $1.7 million, or 3% of total revenue compared to ($26.3) million in the third quarter of 2016, or (54)% of total revenue.

A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

“Our 32% increase in year-over-year revenue, and the composition of this revenue, illustrates that we are both retaining and expanding within our existing customers as well as adding important new ones to help provide a stronger foundation for future growth,” said Criss Harms, Chief Financial Officer of ForeScout. “While growing our top-line, we also improved bottom-line leverage, demonstrating our continued focus on expense management and profitability. GAAP and Non-GAAP operating loss improved year over year, and strong and efficient collections resulted in positive free cash flow, translating to flat free cash flow for the year to date.”

Third Quarter Business Highlights
During the third quarter 2017, ForeScout:

•	Announced pricing of its initial public offering, raising gross proceeds of $133.6 million.

•
Expanded orchestration value proposition with the delivery of a new extended module for ServiceNow to help customers gain visibility of assets for better asset management, improved compliance and accelerated response to security incidents. Together, ForeScout and ServiceNow allow for visibility of devices, monitoring for indications of security incidents and rapid response to contain a potential breach.

•
Announced a new partnership and joint solution with CyberArk to provide automated visibility and control of previously unknown privileged accounts on network-connected devices in real time. The joint solution enforces security controls, provides an up-to-date centralized repository of privileged accounts and automates security threat response.

•	Was named to the Forbes 2017 Cloud 100 list, recognizing the company’s leadership in the cloud technology revolution.

Fourth Quarter and Full Year 2017 Outlook
ForeScout provides guidance based on current market conditions and expectations.

For the fourth quarter of 2017, ForeScout expects:

•	Revenue of $61 million - $63 million, representing year-over-year growth of 25 percent at the midpoint.

•	Non-GAAP operating loss of ($11) - ($9) million.

•	Non-GAAP net loss per share of ($0.39) - ($0.32) using approximately 28.7 million basic and diluted shares outstanding.

For the full year 2017, ForeScout expects:

•	Revenue of $216 million - $218 million, representing year-over-year growth of 30 percent at the midpoint.

•	Non-GAAP operating loss of ($51) - ($49) million.

•	Non-GAAP net loss per share of ($4.56) - ($4.39) using approximately 11.8 million basic and diluted shares outstanding.

Guidance for non-GAAP operating loss and non-GAAP net loss per share excludes stock-based compensation expense, changes in fair value of warrant liabilities, $12.8 million related to the value of the additional shares of common stock issued to preferred stockholders in connection with our initial public offering, and gains on warrant exercises. We have not reconciled non-GAAP operating loss guidance to GAAP operating loss, nor have we reconciled non-GAAP net loss per share to GAAP net loss per share, as a result of the uncertainty regarding, and the potential variability of, these items. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

Conference Call Information
ForeScout will host a conference call for analysts and investors to discuss its third quarter 2017 financial results today at 1:30 p.m. Pacific time. Open to the public, interested parties may access the conference call by dialing either (855) 659-9329 or (615) 247-5915 using the passcode 1797958.

A live webcast will be accessible on ForeScout’s investor relations website at investors.forescout.com. A telephonic replay of the conference call will be available through Thursday, December 14, 2017. To access the replay, interested parties should dial either (855) 859-2056 or (404) 537-3406 using the passcode 1797958.

About ForeScout
ForeScout Technologies, Inc. helps make the invisible visible. Our company provides Global 2000 enterprises and government agencies with agentless visibility and control of traditional and IoT devices the instant they connect to the network. Our technology integrates with disparate security tools to help organizations accelerate incident response, break down silos, automate workflows and optimize existing investments. Learn more at www.forescout.com.

© 2017. ForeScout Technologies, Inc. is a Delaware corporation. ForeScout, the ForeScout logo, ActiveResponse, ControlFabric, CounterACT, CounterACT Edge and SecureConnector are trademarks or registered trademarks of ForeScout.

FSCT - F
Forward Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our financial outlook for the fourth quarter of 2017 and updated fiscal year 2017, our markets and demand for our products as well as our growth prospects. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: the evolution of the cyberthreat landscape facing enterprises in the United States and other countries; developments and trends in the domestic and international markets for network security products; our expectations concerning the productivity of our expanding sales force as our sales representatives become more seasoned; our plans to attract new customers, retain existing customers and increase our annual revenue; future acquisitions of, or investments in, complementary companies, services or technologies; fluctuations in our quarterly results of operations and other operating measures; increasing competition; our ability to recruit and retain our employees; general economic, market and business conditions; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which was filed with the Securities and Exchange Commission on December 7, 2017, and which should be read in conjunction with our financial results and forward-looking statements, and is available on the SEC filings section of the Investor Relations page of our website at https://investors.forescout.com/. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Non-GAAP Financial Measures
ForeScout has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). ForeScout uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing ForeScout’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with ForeScout’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of ForeScout’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Non-GAAP Gross Profit. ForeScout defines non-GAAP gross profit as gross profit plus stock-based compensation expense. ForeScout considers non-GAAP gross profit to be a useful metric for management and investors as a more accurate comparison to our peer companies and a more accurate comparison of our financial results to previous periods due to the impact of differences in valuation assumptions and varying award types associated with stock-based compensation expense.

Non-GAAP Operating Loss. ForeScout defines non-GAAP operating loss as operating loss excluding stock-based compensation expense.

Non-GAAP Net Loss Per Share. ForeScout defines non-GAAP net loss as net loss excluding stock-based compensation expense and expense associated with changes in warrants issued in connection with preferred shares. In the fourth quarter and full year 2017, ForeScout will also exclude the value of the dividend of common stock to certain of our stockholders in connection with our IPO. ForeScout defines non-GAAP net loss per share as non-GAAP net loss divided by the weighted average shares outstanding.

Free Cash Flow. ForeScout defines free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. ForeScout defines free cash flow margin as free cash flow as a percentage of total revenue. ForeScout considers free cash flow and free cash flow margin to be profitability and liquidity measures that provide useful information to management and investors about the amount of cash generated by the business that, after the purchases of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet.

FORESCOUT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
 (Unaudited, in thousands)

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$72,344	$79,665
Accounts receivable	49,080	44,694
Inventory	132	890
Prepaid expenses and other current assets	8,431	8,592
Total current assets	129,987	133,841
Property and equipment, net	23,264	24,536
Severance pay deposits	1,987	1,704
Restricted cash	4,137	4,011
Other assets	4,951	3,334
Total assets	$164,326	$167,426
Liabilities, redeemable convertible preferred stock and stockholders' deficit
Current liabilities:
Accounts payable	$1,889	$5,210
Accrued compensation	21,106	17,286
Accrued expenses	11,002	12,903
Customer deposits	6,506	718
Deferred revenue	91,216	68,844
Notes payable	7,224	7,163
Total current liabilities	138,943	112,124
Warrant liabilities	5,216	4,874
Deferred revenue - non-current	56,712	40,070
Notes payable - non-current	17,398	22,824
Accrued severance pay liability	2,524	2,033
Other liabilities	9,340	10,244
Total liabilities	230,133	192,169
Commitments and Contingencies
Redeemable convertible preferred stock	283,854	283,854

Stockholders' deficit:
Common stock	6	6
Additional paid-in capital	98,555	84,792
Accumulated deficit	(448,222)	(393,395)
Total stockholders’ deficit	(349,661)	(308,597)
Total liabilities, redeemable convertible preferred stock and stockholders' deficit	$164,326	$167,426

FORESCOUT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Revenue:
Product	$39,192	$30,799	$83,889	$68,861
Maintenance and professional services	25,164	17,941	71,026	48,550
Total revenue	64,356	48,740	154,915	117,411
Cost of revenue:
Product	7,201	6,563	17,117	13,754
Maintenance and professional services	8,688	6,945	25,662	19,304
Total cost of revenue	15,889	13,508	42,779	33,058
Total gross profit	48,467	35,232	112,136	84,353
Operating expenses:
Research and development	10,985	8,509	32,634	22,352
Sales and marketing	34,957	35,759	104,515	94,316
General and administrative	9,148	7,967	27,265	23,081
Total operating expenses	55,090	52,235	164,414	139,749
Loss from operations	(6,623)	(17,003)	(52,278)	(55,396)
Interest expense	(290)	(702)	(953)	(2,072)
Other income (expense), net	160	(226)	(66)	(354)
Change in fair value of warrant liabilities	—	(224)	(342)	379
Loss before income taxes	(6,753)	(18,155)	(53,639)	(57,443)
Income tax provision	412	157	1,221	517
Net loss and comprehensive loss	$(7,165)	$(18,312)	$(54,860)	$(57,960)
Net loss per share attributable to common stockholders, basic and diluted	$(1.17)	$(3.18)	$(9.09)	$(10.46)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	6,139,876	5,749,930	6,032,427	5,539,012

FORESCOUT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities
Net loss	$(54,860)	$(57,960)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Stock-based compensation	12,060	12,862
Depreciation	4,264	2,279
Loss on disposal of property and equipment	187	19
Amortization of discount on debt	259	554
Change in fair value of warrant liabilities	342	(379)
Changes in operating assets and liabilities
Accounts receivable	(4,386)	(2,562)
Inventory	835	125
Prepaid expenses and other current assets	177	(4,516)
Other assets	(131)	(1,723)
Accounts payable	(3,319)	(1,630)
Accrued compensation	3,820	4,725
Accrued expenses	(567)	1,855
Customer deposits	5,788	(709)
Deferred revenue	39,014	10,085
Severance pay, net	208	151
Other liabilities	(128)	6,429
Net cash provided by (used in) operating activities	3,563	(30,395)
Cash flows from investing activities
Purchases of property and equipment	(3,386)	(19,959)
Purchases of short-term investments	—	(23,983)
Proceeds from maturities of short-term investments	—	12,000
Proceeds from sales of short-term investments	—	11,979
Change in restricted cash	(126)	(199)
Net cash used in investing activities	(3,512)	(20,162)
Cash flows from financing activities
Repayments of notes payable	(5,624)	—
Net proceeds from issuance of redeemable convertible preferred stock	—	2,399
Proceeds from exercise of stock options	960	907
Payments of deferred offering costs	(2,708)	—
Net cash (used in) provided by financing activities	(7,372)	3,306
Net change in cash and cash equivalents for period	(7,321)	(47,251)
Cash and cash equivalents at beginning of period	79,665	126,846
Cash and cash equivalents at end of period	$72,344	$79,595

FORESCOUT TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

GAAP gross profit	$48,467	$35,232	$112,136	$84,353
Add:
Stock-based compensation expense	305	323	990	825
Non-GAAP gross profit	$48,772	$35,555	$113,126	$85,178

GAAP operating expense:	$55,090	$52,235	$164,414	$139,749
Less:
Stock-based compensation expense	3,604	3,495	11,070	12,037
Non-GAAP operating expense	$51,486	$48,740	$153,344	$127,712

GAAP operating loss	$(6,623)	$(17,003)	$(52,278)	$(55,396)
Add:
Stock-based compensation expense	3,909	3,818	12,060	12,862
Non-GAAP operating loss	$(2,714)	$(13,185)	$(40,218)	$(42,534)

GAAP net loss per share	$(1.17)	$(3.18)	$(9.09)	$(10.46)
Add:
Effect on net loss per share from stock-based compensation expense	0.64	0.66	2.00	2.32
Effect on net loss per share from change in fair value of warrant liabilities	—	0.04	0.05	(0.07)
Non-GAAP net loss per share	$(0.53)	$(2.48)	$(7.04)	$(8.21)

Net cash provided by (used in) operating activities	$2,313	$(20,411)	$3,563	$(30,395)
Less:
Net purchases of property and equipment	(592)	(5,855)	(3,386)	(19,959)
Free cash flow (non-GAAP)	$1,721	$(26,266)	$177	$(50,354)
Free cash flow margin	3%	(54)%	—%	(43)%